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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of BMC Software, Inc. pertaining to the BMC Software, Inc. 1996 Employee Stock Purchase Plan of our reports dated May 3, 2002, with respect to the consolidated financial statements and schedule of BMC Software, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

Houston, Texas
October 30, 2002